PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT effective as of July 27, 2001, between SSgA Funds Management, Inc. ("Portfolio Manager"), a Massachusetts corporation, and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers eight series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Growth Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.   Appointment of Portfolio Manager.
     --------------------------------
The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust provided to the Portfolio Manager by the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

2.   Duties of Portfolio Manager.
     ---------------------------
(a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents to assist the Trust or its designated agent in (a) the daily computation of the Portfolio's net asset value and net income; (b) the preparation of proxy statements or amendments to the Trust's registration statement; and (c) the monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended;

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account; and

     (v) vote all proxies received by the Portfolio Manager on behalf of the Portfolio in accordance with the Portfolio Manager's proxy voting guidelines, a copy of which has been received by the Trust.

3.   Portfolio Transactions and Brokerage.
     -------------------------------------
In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, except in a manner that complies with the procedures adopted by the Trust pursuant to Rule 17e-1 under the Investment Company Act, as they may be amended from time to time, or as otherwise approved by the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list. In effecting securities transaction on behalf of the Account, Portfolio Manager shall act in accordance with such security procedures relating to the settlement of transactions and related matters as shall be from time to time agreed upon by the Trust and Portfolio Manager.

4.   Expenses and Compensation.
     --------------------------
Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Trust including, without limitation, (i) interest and taxes,
(ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio, and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be payable monthly at the annual rate of .04% of the average daily net assets of the Account.

5.   Limitation of Liability and Indemnification.
     --------------------------------------------
(a) Neither the Portfolio Manager nor any person that is an "affiliated person" of the Portfolio Manager or any of its affiliated companies (collectively, "Associated Persons") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager or any such Associated Person in the performance of its duties or from reckless disregard by any such Portfolio Manager or Associated Person of its duties under this Agreement. In no event shall the Portfolio Manager or its Associated Persons have any liability arising from the conduct of any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the Portfolio Manager. The parties agree that any stated limitations on liability shall not relieve the Portfolio Manager from any responsibility or liability under state or federal statutes.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon written information provided by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) concerning the Portfolio Manager and its Associated Persons in accordance with Section 9 of the Agreement or otherwise in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filing"), provided that a copy of any such filing is provided to Portfolio Manager at least 10 days prior to the date on which it will become effective, in the case of a registration statement or, in the case of proxy statements and/or shareholders report, at least 10 days prior to the date on which such document is first distributed shareholders for the purpose of obtaining Portfolio Manager's consent pursuant to Section (v).

Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees and officers from any claims, liabilities and expenses (including reasonable attorneys' fees), incurred: (i) as a result of any untrue statement, or alleged untrue statement, of a material fact made by Portfolio Manager in such written information; and/or (ii) as a result of the omission, or the alleged omission, in such written information of any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading ("Material Omission"), provided that the Trust has relied upon such statement or Material Omission in preparing any SEC Filing. Portfolio Manager shall not be required to indemnify any person under this
Section 5 to the extent that Portfolio Manager relied upon an untrue statement or Material Omission made by an officer or Trustee of the Trust or where such untrue statement or Material Omission was made in reliance upon information furnished to the Portfolio Manager in writing by such officer or Trustee, or by the Trust's custodian bank, administrator or accounting agent.

(c) The Trust agrees to indemnify and hold harmless the Portfolio Manager and its Associated Persons from any claims, liabilities and expenses, including reasonable attorneys' fees, incurred as a result of any untrue statement of a material fact which relates to information in any SEC filing, or any omission to state a material fact ("material omission") in any SEC filings in any case where the statement or material omission was not based on written information supplied by electronic transmission or in writing to Trust, or to its administrator, transfer agent, custodian, distributor or to Hirtle Callaghan & Co., Inc., the Trust's investment manager, by the Portfolio Manager.

6.   Permissible Interest.
     --------------------
Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise.

Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7.   Duration, Termination and Amendments.
     ------------------------------------
(a) This Agreement shall become effective as of the date on which it shall be approved by the shareholders of the Portfolio in the manner contemplated by
Section 15(a) of the 1940 Act and shall continue in effect until for a period of two years from that date. This Agreement shall continue in effect from year to year thereafter for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees ("Independent Trustees") who are not "interested persons" of the Trust or any investment adviser to the Trust.

(b) This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.

8.   Confidentiality; Use of Name.
     ----------------------------
(a) Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, it may have access to certain information that is proprietary to the Trust or to one or more of the Trust's agents or service providers. Portfolio Manager agrees that Portfolio Manager, its officers and its employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of Portfolio Manager's responsibilities hereunder. In addition, Portfolio Manager shall use its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.

(b) It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle, Callaghan & Co., Inc. ("HCCI")), and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust.

(c) It is acknowledged and agreed that the name "State Street Global Advisors", "SSgA Funds Management, Inc.", and "SSgA" and any derivative or logo or trade or service mark are the valuable property of the Portfolio Manager and its affiliates. The Trust shall have the right to use such names(s), derivatives, logos, trade or service marks only with the prior written approval of the Portfolio Manager, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect. Upon termination of this Agreement, the Trust shall forthwith cease to use such name(s), derivatives, logos, trade or service marks. The Trust agrees that it will review with the Portfolio Manager any advertisement, sales literature, or notice prior to its use that makes reference to the Portfolio Manager so that the Portfolio Manager may review the context in which it is referred to, it being agreed that the Portfolio Manager shall have no responsibility to ensure the adequacy of the form or content of such materials for the purposes of the 1940 Act or other applicable laws and regulations. If the Trust makes any unauthorized use of the Portfolio Manager's name(s) derivatives, logos, trade or service marks, the parties acknowledge that the Portfolio Manager shall suffer irreparable harm for which monetary damages are inadequate and thus, the Portfolio Manager shall be entitled to injunctive relief.

(d) The provisions of this Section 8 shall survive termination of this Agreement.

9.   Representation, Warranties and Agreements of Portfolio Manager.
     --------------------------------------------------------------
Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), and it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act or any actions that Portfolio Manager has determined to take in connection with changes in its status as an entity that is exempt from registration under the Investment Advisers Act.

(b) It will take such actions as may be necessary, and shall provide such information that is reasonably requested by the Trust in connection with the Trust's obligations under Rule 17j-1 under the 1940 Act. In particular, Portfolio Manager represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 17j-1 under the 1940 Act. Upon the written request of the Trust, Portfolio Manager shall permit the Trust, or it designated agents, to examine the reports required to be made by Portfolio Manager under such rule and acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

10.  Status of Portfolio Manager.
     ---------------------------
The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11.  Counterparts and Notice.
     -----------------------
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:

                       Mr. Donald E. Callaghan, President
                           The Hirtle Callaghan Trust
               Five Tower Bridge, 300 Barr Harbor Drive, Suite 500
                           West Conshohocken, PA 19428

If to Portfolio Manager:

                           SSgA Funds Management, Inc.
                             Two International Place
                                Boston, MA 02110
                       Attention: Chief Compliance Officer

12.  Miscellaneous.
     --------------
The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Growth Equity Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:                                 SSgA Funds Management, Inc.


                                        By:
                                            ------------------------------------

ATTEST: The Hirtle Callaghan Trust (on behalf of the Growth Equity Portfolio


                                        By:
                                            ------------------------------------